Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

Wallbox N.V.

Barcelona, Spain

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-263795) and Form F-3 (No. 333-268347, No. 333-268792, 333-271116, 333-273323, 333-276491) of Wallbox N.V. of our report dated March 21, 2024, relating to the consolidated financial statements of Wallbox N.V, which appears in this Annual Report on Form 20-F.

/s/ Ernst & Young, S.L.

Ernst & Young, S.L.

Barcelona,

March 21, 2024